Exhibit 99.1

DoubleVerify Reports Fourth Quarter and Full Year 2023 Financial Results

Increased Fourth Quarter 2023 Revenue by 29% Year-over-Year to $172.2 Million

Grew Fourth Quarter 2023 Social Measurement Revenue by 62% Year-over Year

Achieved Fourth Quarter 2023 Net Income of $33.1 Million and Adjusted EBITDA of $65.4 Million, representing a 38% Adjusted EBITDA margin

Increased 2023 Revenue by 27% Year-over-Year to $572.5 Million Driven by Global Growth in Social, CTV Measurement and Programmatic Activation

Achieved 2023 Net Income of $71.5 Million and Adjusted EBITDA of $187.1 Million, representing a 33% Adjusted EBITDA margin

NEW YORK – February 28, 2024 – DoubleVerify (“DV”) (NYSE: DV), one of the leading software platforms for digital media measurement, data and analytics, today announced financial results for the fourth quarter and full year ended December 31, 2023.

“2023 was another year of exceptional growth and profitability driven by strong execution,” said Mark Zagorski, CEO of DoubleVerify. “We measured 7 trillion media transactions, grew revenue by 27% to more than $572 million, achieved 33% adjusted EBITDA margins and generated approximately $120 million of net cash from operating activities. DV continues to significantly outpace the growth of the broader digital advertising industry as our essential protection and performance solutions scale globally.  Exciting differentiated growth opportunities such as Scibids AI and our expanded social video verification suite will leverage our unparalleled global scale and connectivity and leadership in innovation to drive exceptional media performance for global brands, fueling our long-term market share growth trajectory.”

Fourth Quarter 2023 Financial Highlights:

(All comparisons are to the fourth quarter of 2022)

●	Total revenue of $172.2 million, an increase of 29%.
●	Activation revenue of $99.4 million, an increase of 32%.
●	Measurement revenue of $60.4 million, an increase of 30%.
o	Social measurement revenue increased by 62%.
o	International measurement revenue increased by 43% with EMEA growth of 45% and APAC growth of 39%.
o	Media Transactions Measured (“MTM”) for CTV increased by 34%.
●	Supply-Side revenue of $12.4 million, an increase of 5%.

●	Net income of $33.1 million and adjusted EBITDA of $65.4 million, which represented a 38% adjusted EBITDA margin.

Full Year 2023 Financial Highlights:

(All comparisons are to full year 2022)

●	Total revenue of $572.5 million, an increase of 27%.
●	Media Transactions Measured (MTM) were 7 trillion, an increase of 25%.
●	Measured Transaction Fee (MTF) was $0.075, an increase of 3%.
●	Net Revenue Retention (NRR) of 124%.
●	Activation revenue of $328.9 million, an increase of 31%.
●	Measurement revenue of $198.0 million, an increase of 25%.
○	Social measurement revenue increased by 48%.
○	International revenue increased by 43%.
○	Media Transactions Measured for CTV increased by 33%.
●	Supply-Side revenue of $45.6 million, an increase of 5%.
●	Net income of $71.5 million, an increase of 65%.
●	Adjusted EBITDA of $187.1 million, an increase of 32%, representing a 33% adjusted EBITDA margin.

Fourth Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 31% year-over-year in the fourth quarter primarily due to a 25% increase in MTM and a 5% increase in MTF.

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the fourth quarter.

●	Grew premium-priced Authentic Brand Suitability (ABS) revenues by 45% year-over-year in the fourth quarter primarily due to volume expansion by large existing global advertisers as well as by new customer activations.

●	Drove global market share growth through product upsells, international expansion and new enterprise logo wins. Notable new business wins include: Haleon and Walgreens.

●	Launched Brand Safety and Suitability measurement on Facebook and Instagram Feeds and Reels, creating greater transparency across some of the most engaging user-generated content environments in the world.

●	Expanded Brand Safety and Suitability measurement capabilities to YouTube Shorts in the fourth quarter, following the launch of viewability and invalid traffic measurement across YouTube Shorts in the third quarter of 2023.

●	Launched a first-of-its-kind activation solution that combines DV pre-screen brand suitability technology with Scibids AI to boost advertiser protection and improve campaign efficiency and performance on Social video.

●	Expanded relationship with LinkedIn to provide supply-side fraud prevention and brand safety and fraud measurement solutions across Linkedin’s Audience Network.

●	Partnered with Criteo on the upcoming launch of an industry leading solution that measures onsite invalid traffic (IVT), brand suitability, and viewability on Criteo’s network of retail media partners, with plans to combine Criteo’s outcomes data with DV Authentic Attention data in the future, allowing advertisers to correlate attention with business outcomes.

●	Partnered with InMobi for fraud avoidance and viewability, brand safety and fraud measurement, a supply-side win that was driven by InMobi’s commitment to working with best-in-class partners who provide advertisers with a meaningful return-on-investment.

●	Expanded industry-leading Universal Attention segments to Amazon and Viant’s DSPs.

●	Launched new tiered brand suitability categories to address “Made For Advertising” (MFA) measurement and protection in a more nuanced and brand-specific way, providing advertisers with enhanced granularity and control to determine the level of protection that best suits their requirements.

“Once again, DV delivered a powerful combination of growth and profitability,” said Nicola Allais, CFO of DoubleVerify. “Our industry-leading 29% year-over-year revenue growth and 38% adjusted EBITDA margins in the fourth quarter are a testament to the strength of our platform and our ability to balance innovation and new business growth with strong profitability and cash flow generation. We remain focused on execution in 2024 and are excited about our solid pipeline of new and expansionary business opportunities as we continue to meaningfully outpace the digital advertising industry and gain market share.”

First Quarter and Full-Year 2024 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

First Quarter 2024:

●	Revenue of $136 to $140 million, a year-over-year increase of 13% at the midpoint.
●	Adjusted EBITDA in the range of $33 to $37 million, representing a 25% margin at the midpoint.

Full Year 2024:

●	Revenue of $688 to $704 million, a year-over-year increase of 22% at the midpoint.
●	Adjusted EBITDA in the range of $205 to $221 million, representing a 31% margin at the midpoint.

With respect to the Company’s expectations under "First Quarter and Full-Year 2024 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast and Other Information

DoubleVerify will host a conference call and live webcast to discuss its fourth quarter 2023 financial results at 4:30 p.m. Eastern Time today, February 28, 2024. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms and Notes

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONSOLIDATED BALANCE SHEETS

	As of December 31,
(in thousands, except per share data)	2023	2022
Assets:
Current assets
Cash and cash equivalents	$310,131	$267,813
Trade receivables, net of allowances for doubtful accounts of $9,442 and $8,893 as of December 31, 2023 and December 31, 2022, respectively	206,941	167,122
Prepaid expenses and other current assets	15,930	10,161
Total current assets	533,002	445,096
Property, plant and equipment, net	58,020	47,034
Operating lease right-of-use assets, net	60,470	64,692
Goodwill	436,008	343,011
Intangible assets, net	140,883	135,429
Deferred tax assets	13,077	35
Other non‑current assets	1,571	1,731
Total assets	$1,243,031	$1,037,028
Liabilities and Stockholder’s Equity:
Current liabilities
Trade payables	$12,932	$6,675
Accrued expense	44,264	33,085
Operating lease liabilities, current	9,029	7,041
Income tax liabilities	5,833	11,953
Current portion of finance lease obligations	2,934	1,846
Other current liabilities	8,863	8,310
Total current liabilities	83,855	68,910
Operating lease liabilities, non-current	71,563	74,086
Finance lease obligations	2,865	779
Deferred tax liabilities	8,119	12,890
Other non‑current liabilities	2,690	3,504
Total liabilities	169,092	160,169
Commitments and contingencies (Note 16)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 171,168 shares issued and 171,146 outstanding as of December 31, 2023; 1,000,000 shares authorized, 165,448 shares issued and 165,417 outstanding as of December 31, 2022	171	165
Additional paid‑in capital	878,331	756,299
Treasury stock, at cost, 22 shares and 31 shares as of December 31, 2023 and December 31, 2022, respectively	(743)	(796)
Retained earnings	198,983	127,517
Accumulated other comprehensive loss, net of income taxes	(2,803)	(6,326)
Total stockholders’ equity	1,073,939	876,859
Total liabilities and stockholders’ equity	$1,243,031	$1,037,028

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31,
(in thousands, except per share data)	2023	2022	2021
Revenue	$572,543	$452,418	$332,741
Cost of revenue (exclusive of depreciation and amortization shown separately below)	106,631	77,866	54,382
Product development	125,376	95,118	62,698
Sales, marketing and customer support	125,953	107,416	77,312
General and administrative	87,971	78,666	81,380
Depreciation and amortization	40,885	34,328	30,285
Income from operations	85,727	59,024	26,684
Interest expense	1,066	905	1,172
Other income, net	(11,216)	(1,249)	(309)
Income before income taxes	95,877	59,368	25,821
Income tax expense (benefit)	24,411	16,100	(3,487)
Net income	$71,466	$43,268	$29,308
Earnings per share:
Basic	$0.43	$0.26	$0.20
Diluted	$0.41	$0.25	$0.18
Weighted‑average common stock outstanding:
Basic	167,803	163,882	148,309
Diluted	173,435	170,755	160,264
Comprehensive income:
Net income	$71,466	$43,268	$29,308
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	3,523	(5,555)	(1,782)
Total comprehensive income	$74,989	$37,713	$27,526

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

									Accumulated
									Other
									Comprehensive
	Common Stock		Preferred Stock				Additional		Loss,	Total
	Shares		Shares		Treasury Stock		Paid‑in	Retained	Net of	Stockholders’
(in thousands)	Issued	Amount	Issued	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balances as of January 1, 2021	140,222	$140	61,006	$610	15,146	$(260,686)	$620,679	$54,941	$1,011	$416,695
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(1,782)	(1,782)
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	50	(1,802)	—	—	—	(1,802)
Issuance of common stock as consideration for acquisition	684	1	—	—	—	—	22,525	—	—	22,526
Stock-based compensation	—	—	—	—	—	—	21,887	—	—	21,887
Common stock issued under employee purchase plan	15	—	—	—	—	—	404	—	—	404
Common stock issued upon exercise of stock options	4,782	5	—	—	—	—	12,435	—	—	12,440
Common stock issued upon vesting of restricted stock units	366	—	—	—	—	—	—	—	—	—
Conversion of Series A preferred stock to common stock	5,190	5	(61,006)	(610)	(15,146)	260,686	(260,081)	—	—	—
Issuance of common stock upon initial public offering	9,977	10	—	—	—	—	269,380	—	—	269,390
Private placement stock issuance concurrent with initial public offering	1,111	1	—	—	—	—	29,999	—	—	30,000
Net income	—	—	—	—	—	—	—	29,308	—	29,308
Balances as of December 31, 2021	162,347	$162	—	$—	50	$(1,802)	$717,228	$84,249	$(771)	$799,066
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(5,555)	(5,555)
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	402	(10,244)	—	—	—	(10,244)
Stock-based compensation expense	—	—	—	—	—	—	42,787	—	—	42,787
Common stock issued to non-employees	4	—	—	—	—	—	—	—	—	—
Common stock issued upon exercise of stock options	1,518	2	—	—	—	—	5,801	—	—	5,803
Common stock issued upon vesting of restricted stock units	1,488	1	—	—	—	—	(1)	—	—	—
Common stock issued under employee purchase plan	91	—	—	—	—	—	1,734	—	—	1,734
Treasury stock reissued upon settlement of equity awards	—	—	—	—	(421)	11,250	(11,250)	—	—	—
Net income	—	—	—	—	—	—	—	43,268	—	43,268
Balances as of December 31, 2022	165,448	$165	—	$—	31	$(796)	$756,299	$127,517	$(6,326)	$876,859
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	3,523	3,523
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	142	(4,586)	—	—	—	(4,586)
Issuance of common stock as consideration for acquisition	1,642	2	—	—	—	—	52,935	—	—	52,937
Stock-based compensation expense	—	—	—	—	—	—	60,351	—	—	60,351
Common stock issued under employee purchase plan	105	—	—	—	—	—	2,723	—	—	2,723
Common stock issued upon exercise of stock options	2,634	3	—	—	—	—	10,663	—	—	10,666
Common stock issued upon vesting of restricted stock units	1,339	1	—	—	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	—	—	(151)	4,639	(4,639)	—	—	—
Net income	—	—	—	—	—	—	—	71,466	—	71,466
Balances as of December 31, 2023	171,168	$171	—	$—	22	$(743)	$878,331	$198,983	$(2,803)	$1,073,939

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2023	2022	2021
Operating activities:
Net income	$71,466	$43,268	$29,308
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense (recovery)	10,075	5,033	(711)
Depreciation and amortization expense	40,885	34,328	30,285
Amortization of debt issuance costs	294	294	294
Non-cash lease expense	6,727	7,339	—
Deferred taxes	(25,046)	(19,581)	(7,866)
Stock-based compensation expense	59,244	42,307	21,887
Interest expense	68	107	103
Loss on disposal of fixed assets	5	1,353	—
Impairment of long-lived assets	—	1,510	—
Change in fair value of contingent consideration	(1,193)	—	57
Offering costs	—	—	22,074
Other	492	87	733
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	(43,691)	(49,765)	(22,004)
Prepaid expenses and other assets	(5,591)	9,094	(7,567)
Trade payables	5,476	2,884	(49)
Accrued expenses and other liabilities	530	16,604	16,205
Net cash provided by operating activities	119,741	94,862	82,749
Investing activities:
Purchase of property, plant and equipment	(17,009)	(39,981)	(9,397)
Acquisition of businesses, net of cash acquired	(67,240)	—	(149,217)
Net cash used in investing activities	(84,249)	(39,981)	(158,614)
Financing activities:
Payments of long-term debt	—	—	(22,000)
Deferred payment related to Zentrick acquisition	—	—	(50)
Proceeds from revolving credit facility	50,000	—	—
Payments to revolving credit facility	(50,000)	—	—
Payment of contingent consideration related to Zentrick acquisition	—	(3,247)	—
Proceeds from common stock issued upon exercise of stock options	10,666	5,803	12,440
Proceeds from common stock issued under employee purchase plan	2,723	1,734	404
Proceeds from issuance of common stock upon initial public offering	—	—	269,390
Proceeds from issuance of common stock in connection to concurrent private placement	—	—	30,000
Payments related to offering costs	—	(6)	(22,069)
Finance lease payments	(2,314)	(1,924)	(1,918)
Shares repurchased for settlement of employee tax withholdings	(4,586)	(10,244)	(1,802)
Net cash provided by (used in) financing activities	6,489	(7,884)	264,395
Effect of exchange rate changes on cash and cash equivalents and restricted cash	338	(784)	(200)
Net increase in cash, cash equivalents, and restricted cash	42,319	46,213	188,330
Cash, cash equivalents, and restricted cash—Beginning of period	267,938	221,725	33,395
Cash, cash equivalents, and restricted cash—End of period	$310,257	$267,938	$221,725

Cash and cash equivalents	$310,131	$267,813	$221,591
Restricted cash (included in prepaid expenses and other assets on the Consolidated Balance Sheets)	126	125	134
Total cash and cash equivalents and restricted cash	$310,257	$267,938	$221,725
Supplemental cash flow information:
Cash paid for taxes	$60,883	$12,351	$7,698
Cash paid for interest	$714	$554	$774
Non‑cash investing and financing transactions:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$2,547	$71,979	$—
Acquisition of equipment under finance lease	$5,479	$—	$1,518
Capital assets financed by accounts payable and accrued expenses	$261	$12	$36
Stock-based compensation included in capitalized software development costs	$1,103	$480	$—
Common stock issued in connection with acquisition	$52,937	$—	$22,526
Liabilities for contingent consideration	$1,193	$—	$—
Treasury stock reissued upon the conversion of Series A preferred stock for common stock	$—	$—	$260,686
Offering costs included in accounts payable and accrued expense	$—	$—	$5

Comparison of the Three and Twelve Months Ended December 31, 2023 and December 31, 2022

Revenue

	Three Months Ended December 31,		Change	Change	Year Ended December 31,		Change	Change
	2023	2022	$	%	2023	2022	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Activation	$99,402	$75,502	$23,900	32%	$328,936	$251,198	$77,738	31%
Measurement	60,387	46,324	14,063	30	198,024	157,908	40,116	25
Supply-side customer	12,442	11,810	632	5	45,583	43,312	2,271	5
Total revenue	$172,231	$133,636	$38,595	29%	$572,543	$452,418	$120,125	27%

Adjusted EBITDA

In addition to results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(In Thousands)		(In Thousands)
Net income	$33,105	$18,068	$71,466	$43,268
Net income margin	19%	14%	12%	10%
Depreciation and amortization	11,520	8,882	40,885	34,328
Stock-based compensation	16,473	11,083	59,244	42,307
Interest expense	275	224	1,066	905
Income tax expense	8,636	11,979	24,411	16,100
M&A and restructuring (recoveries) costs (a)	(359)	5	1,262	1,224
Offering, IPO readiness and secondary offering costs (b)	315	566	910	1,292
Other (recoveries) costs (c)	(164)	(245)	(964)	3,414
Other income (d)	(4,373)	(1,671)	(11,216)	(1,249)
Adjusted EBITDA	$65,428	$48,891	$187,064	$141,589
Adjusted EBITDA margin	38%	37%	33%	31%

(a)	M&A and restructuring costs for the year ended December 31, 2023 consist of transaction costs related to the acquisition of Scibids Technology SAS (“Scibids”). M&A and restructuring costs for the year ended December 31, 2022 consist of transaction costs, integration and restructuring costs related to the acquisition of OpenSlate.
(b)	Offering, IPO readiness and secondary offering costs for the year ended December 31, 2023 consist of third-party costs incurred for underwritten secondary public offerings by certain stockholders of the Company. Offering, IPO readiness and secondary offering costs for the year ended December 31, 2022 consist of third-party costs incurred for the Company’s filing of a “shelf” registration statement on Form S-3, and costs incurred for an underwritten secondary public offering by certain stockholders of the Company.

(c)	Other recoveries for the year ended December 31, 2023 consist of sublease income for leased office space. Other costs for the year ended December 31, 2022 consist of costs related to the departures of the Company’s former Chief Operating Officer and Chief Customer Officer, impairment related to a subleased office space and costs related to the disposal of furniture for unoccupied lease office space, partially offset by sublease income for lease office space.
(d)	Other income for the years ended December 31, 2023 and 2022 consists of interest income earned on interest-bearing monetary assets, changes in fair value associated with contingent consideration, and the impact of changes in foreign currency exchange rates.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of the core business and for understanding and evaluating trends in operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in the industry may calculate these non-GAAP financial measures differently, therefore limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2023	2022	2023	2022
Product development	$6,366	$4,455	$22,955	$15,030
Sales, marketing and customer support	5,101	3,547	18,299	14,265
General and administrative	5,006	3,081	17,990	13,012
Total stock‑based compensation	$16,473	$11,083	$59,244	$42,307

The weighted average basic and diluted shares outstanding for the three months and year ended December 31, 2023 is as follows:

	Three Months Ended	Year Ended
(in thousands)	December 31, 2023	December 31, 2023
Weighted‑average common shares outstanding:
Basic	170,374	167,803
Diluted	175,008	173,435

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “First Quarter and Full-Year 2024 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” under our Annual Report on Form 10-K filed with the SEC on February 28, 2024 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify (“DV”) (NYSE: DV) is the industry’s leading media effectiveness platform that leverages AI to drive superior outcomes for global brands. By creating more effective, transparent ad transactions, we make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Learn more at www.doubleverify.com.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com